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EXHIBIT 4.30

THE SECURITIES REPRESENTED BY THIS BROKER COMPENSATION WARRANT HAVE BEEN ISSUED PURSUANT TO REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). AS SUCH, THE SECURITIES REPRESENTED BY THIS BROKER COMPENSATION WARRANT ARE "RESTRICTED SECURITIES" AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES REPRESENTED BY THIS BROKER COMPENSATION WARRANT UNDER THE ACT,
(II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (III) PURSUANT TO RULE 144 UNDER THE ACT, OR (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THE HOLDER HEREOF AGREES THAT (A) ANY HEDGING TRANSACTION WITH RESPECT TO THE SECURITIES REPRESENTED BY THIS BROKER COMPENSATION WARRANT WILL BE CONDUCTED IN COMPLIANCE WITH THE ACT AND (B) IT WILL DELIVER, OR CAUSE TO BE DELIVERED, TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS BROKER COMPENSATION WARRANT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATIONS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 19, 2008.

                      Right to Purchase up to [o] Units of

                          PACIFIC ENERGY RESOURCES LTD.

                   (subject to adjustment as provided herein)

                           BROKER COMPENSATION WARRANT

Certificate No. CAD[o]                              Issue Date: October 18, 2007

                 VOID AFTER 5:00 P.M. LOCAL TIME, APRIL 18, 2009

      PACIFIC ENERGY RESOURCES LTD., a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby certifies that, for value received, [HOLDER] of [ADDRESS] or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Corporation (as defined herein) from and after the Issue Date of this Broker Compensation Warrant ("Broker Compensation Warrant") and at any time or from time to time before 5:00 p.m. local time through the close of business on April 18, 2009 (the "Expiration Date"), up to [o] Units (as hereinafter defined), at the applicable Exercise Price (as defined below) per Unit. The number and character of such Units and the applicable Exercise Price per share are subject to adjustment as provided herein.


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      Each Unit shall consist of one fully paid and nonassessable share of
Common Stock of the Corporation (a "Share") and one-half of one Common Stock purchase warrant (each whole Common Stock purchase warrant a "Warrant"). Each Warrant shall entitle the Holder to purchase one additional share of Common Stock (a "Warrant Share") at any time or from time to time before 5:00 p.m. local time through the close of business on April 18, 2009 at the applicable Warrant Exercise Price per Warrant Share, in accordance with and pursuant to the terms of the form of Warrant Certificate attached hereto as Exhibit "C".

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

            (a) The term "Agency Agreement" means the Agency Agreement between the Corporation, Octagon Capital Corporation, D&D Securities Company and Wellington West Capital Markets Inc., dated October 18, 2007.

            (b) The term "Common Stock" includes (i) the Corporation's common stock, par value $0.0001 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause
      (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            (c) The term "Corporation" includes Pacific Energy Resources Ltd. and any corporation which shall succeed to, or assume the obligations of, Pacific Energy Resources Ltd. hereunder.

            (d) The term "Exchange Rate" means, in relation to any amount of currency to be converted into U.S. dollars pursuant to this Broker Compensation Warrant, the U.S. dollar exchange rate as published in the Wall Street Journal from time to time.

            (e) The "Exercise Price" applicable under this Broker Compensation Warrant shall be CAD $2.65 per Broker Compensation Warrant (subject to adjustment pursuant to Section 5).

            (f) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Corporation or any other person (corporate or otherwise) which the holder of the Broker Compensation Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Broker Compensation Warrant, in lieu of or in addition to Units, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Units or Other Securities pursuant to Section 4 or otherwise.

            (g) The term "Securities" refers to the Shares, Warrants and Warrant Shares.

            (h) The term "Units" means the units of the Corporation, each of which is comprised of one Share and one-half of one Warrant, issuable upon the exercise of the Broker Compensation Warrants.


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            (i)   The term "Warrant Exercise Price" means the exercise price for the Warrants which shall be CAD$2.65 per Warrant Share (subject to adjustment pursuant to the terms of the Warrants).

      All other defined terms have the meaning attributed to them in the Agency Agreement.

1.    EXERCISE OF BROKER COMPENSATION WARRANT.

      1.1 NUMBER OF UNITS ISSUABLE UPON EXERCISE. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Broker Compensation Warrant in whole or in part, by delivery to the Corporation of this Broker Compensation Warrant Certificate, an original copy of an exercise notice in the form attached hereto as Exhibit A (the "Subscription Form") duly completed and executed and the satisfaction of the surrender and payment requirements of Section 2, the number of Units of the Corporation set forth in the Subscription Form, subject to adjustment pursuant to Section 4.

      1.2 FAIR MARKET VALUE. For purposes hereof, the "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

            (a) If the Corporation's Common Stock is traded on the Toronto Stock Exchange ("TSX"), then the average of the closing or last sale price reported for the twenty (20) trading days immediately preceding the Determination Date.

            (b) If the Corporation's Common Stock is not traded on the TSX but is traded on the Nasdaq Global Select Market, Global Market or Capital Market (collectively, "Nasdaq"), the American Stock Exchange ("AMEX") or another national exchange, the average of the Canadian dollar equivalent (calculated at the prevailing Exchange Rate on that day) of the closing or last sale price reported for the twenty (20) trading days immediately preceding the Determination Date.

            (c) If the Corporation's Common Stock is not traded on the TSX, Nasdaq or AMEX, but is quoted on the NASD OTC Bulletin Board, then the mean of (i) the average of the Canadian dollar equivalent (calculated at the prevailing Exchange Rate on that day) of the closing bid price and
      (ii) the average of the Canadian dollar equivalent (calculated at the prevailing Exchange Rate on that day) of the closing ask price, in each case reported for the twenty (20) trading days immediately preceding the Determination Date.

            (d) If the Corporation's Common Stock is not publicly traded, then as the Holder and the Corporation agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

      1.3 CORPORATION ACKNOWLEDGMENT. The Corporation will, at the time of the exercise of the Broker Compensation Warrant, upon the request of the Holder acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Broker Compensation Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Corporation to afford to such Holder any such rights.


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      1.4   REGISTRATION STATEMENT. The Holder shall, with respect to the Shares issuable upon the exercise of this Broker Compensation Warrant, have incidental registration rights in accordance with the terms of the Registration Rights Agreement dated October 18, 2007 (the "Registration Rights Agreement"), to which the Corporation, Octagon Capital Corporation, D&D Securities Company, Wellington West Capital Markets Inc., Energy Capital Solutions L.P. and the Subscribers (as this term is defined in the Registration Rights Agreement) are parties.

      1.5   LEGENDS.

            (a) Each certificate for the Shares and the Warrants issued upon exercise of this Broker Compensation Warrant, and the certificate for the Warrant Shares issued upon exercise of the Warrant, shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). AS SUCH, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE "RESTRICTED SECURITIES" AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES REPRESENTED BY THIS CERTIFICATE UNDER THE ACT, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (III) PURSUANT TO RULE 144 UNDER THE ACT, OR (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THE HOLDER HEREOF AGREES THAT (A) ANY HEDGING TRANSACTION WITH RESPECT TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE WILL BE CONDUCTED IN COMPLIANCE WITH THE ACT AND (B) IT WILL DELIVER, OR CAUSE TO BE DELIVERED, TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE ACT."

      and

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, PRIOR TO FEBRUARY 19, 2008, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX PRIOR TO SUCH DATE."


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            (b)   If any Shares and Warrants are issued to a Canadian resident upon exercise of this Broker Compensation Warrant, or Warrant Shares are issued to a Canadian resident upon exercise of the Warrants, prior to February 19, 2008, each certificate for such Securities shall, in addition to the legend in Section 1.5(a), bear the following legend:

      "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 19, 2008."

2.    PROCEDURE FOR EXERCISE.

      2.1 DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. The Corporation agrees that the Shares and Warrants purchased upon exercise of this Broker Compensation Warrant shall be deemed to be issued to the Holder as the owner of record of such Shares and Warrants as of the close of business on the date on which the duly completed and executed Subscription Form, this Broker Compensation Warrant Certificate and payment for such Units shall have been received by the Corporation in accordance herewith. As soon as practicable after the exercise of this Broker Compensation Warrant in full or in part, and in any event within five (5) business days thereafter, the Corporation at the Corporation's expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable Shares (or Other Securities) and a certificate for the number of validly issued Warrants (or Other Securities) to which such Holder shall be entitled on such exercise. As to any fraction of a Share that the Holder of one or more Broker Compensation Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Corporation shall pay to such Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of one share of Common Stock on the date of exercise. Following a partial exercise of this Broker Compensation Warrant prior to the Expiration Date, the Corporation shall cancel this Broker Compensation Warrant Certificate and, within five business days, execute and deliver to the Holder a new Broker Compensation Warrant Certificate of like tenor covering the remaining balance of the Units subject to this Broker Compensation Warrant Certificate.

      2.2 EXERCISE. Payment may be made by certified or official bank check payable to the order of the Corporation equal to the applicable aggregate Exercise Price, for the number of Units specified in such Subscription Form (as such exercise number shall be adjusted to reflect any adjustment in the total number of Shares and Warrants issuable to the Holder in accordance with the terms of this Broker Compensation Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable Shares and Warrants (or Other Securities) determined as provided herein.


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      2.3   REPRESENTATION. The Holder of this Broker Compensation Warrant has represented to the Corporation that it is acquiring this Broker Compensation Warrant for its own account and not with a view toward, or for resale in connection with, the public sale or distribution of this Broker Compensation Warrant or the underlying Securities, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "Securities Act"). The Holder of this Broker Compensation Warrant Certificate has further represented that as of the Issue Date, the Holder, if a Canadian resident, is an "accredited investor" as that term is defined in National Instrument 45-106, or if not a Canadian resident, is acquiring this Broker Compensation Warrant in compliance with the securities laws in its jurisdiction of residence and pursuant to an exemption from any prospectus or securities registration requirements available to the Corporation and the Holder under applicable securities laws of their jurisdiction of residence or to which the Holder is otherwise subject. Upon exercise of this Broker Compensation Warrant and upon exercise of the Warrant, the Holder shall, if requested by the Corporation, confirm in writing, in a form satisfactory to the Corporation, representations concerning the matters described in this Section 2.3.

3.    EFFECT OF REORGANIZATION, ETC.; ADJUSTMENT OF EXERCISE PRICE.

      3.1 REORGANIZATION, CONSOLIDATION, MERGER, ETC. If at any time or from time to time, the Corporation (a) effects a reorganization, (b) consolidates with or merges into any other person, or (c) transfers all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Corporation, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Corporation whereby the Holder of this Broker Compensation Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Units (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Broker Compensation Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

      3.2 DISSOLUTION. In the event of any dissolution of the Corporation following the transfer of all or substantially all of its properties or assets, the Corporation, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Broker Compensation Warrant pursuant to Section 3.1, or if the Holder also instructs the Corporation, to a bank or trust company specified by the Holder as trustee for the Holder (the "Trustee").

      3.3 CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Broker Compensation Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Broker Compensation Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the


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person acquiring all or substantially all of the properties or assets of the
Corporation, whether or not such person shall have expressly assumed the terms of this Broker Compensation Warrant as provided in Section 4. If this Broker Compensation Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Corporation's securities and property (including cash, where applicable) receivable by the Holder of this Broker Compensation Warrant will be delivered to the Holder or the Trustee as contemplated by Section 3.2.

4.    EXTRAORDINARY EVENTS REGARDING COMMON STOCK.

      If the Corporation (a) issues additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Corporation, (b) subdivides its outstanding shares of Common Stock, or (c) combines its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event:

      (a) the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of Units that the Holder of this Broker Compensation Warrant shall thereafter, on the exercise hereof as provided herein in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of Units that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise; and

      (b) the Warrant Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Warrant Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Warrant Exercise Price then in effect. The Warrant Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of Warrant Shares that the Holder of a Warrant shall thereafter, on the exercise thereof in accordance with the terms of the Warrant, be entitled to receive shall be adjusted to a number determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Warrant Exercise Price that would otherwise (but for the provisions of this Section
            4) be in effect, and (b) the denominator is the Warrant Exercise Price in effect on the date of such exercise.


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5.    CERTIFICATE AS TO ADJUSTMENTS.

      In each case of any adjustment or readjustment in the Units (or Other Securities) issuable on the exercise of this Broker Compensation Warrant as provided for in Section 3 or 4 above, the Corporation at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Broker Compensation Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Corporation for any additional Units (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of Units (or Other Securities) outstanding or deemed to be outstanding, (c) the Exercise Price and the number of Units to be received upon exercise of this Broker Compensation Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Broker Compensation Warrant, and (d) the Warrant Exercise Price and the number of Warrant Shares to be received upon exercise of the Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Broker Compensation Warrant. The Corporation will forthwith mail or cause to be mailed a copy of each such certificate to the Holder of this Broker Compensation Warrant. 5.1 RESOLUTION OF QUESTIONS. If any question arises with respect to the adjustments provided in Sections 3, 4 or 5 above, such question shall be conclusively determined by the Corporation's auditors or, if they are unable or unwilling to act, by such firm of chartered accountants certified by either the Canadian Public Accountability Board or the United States Public Accounting Oversight Board as is appointed by the Corporation. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

6.    RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF BROKER COMPENSATION
      WARRANT.

      The Corporation will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Broker Compensation Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Broker Compensation Warrant and on the exercise of the Warrants.

7.    ASSIGNMENT; EXCHANGE OF BROKER COMPENSATION WARRANT.

      Subject to compliance with applicable securities laws, this Broker Compensation Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") in whole or in part. On the surrender for exchange of this Broker Compensation Warrant, with the Transferor's endorsement in the form of Exhibit B (the "Transferor Endorsement Form"), together with evidence reasonably satisfactory to the Corporation demonstrating compliance with applicable securities laws in a manner consistent with the restrictive legend on this Broker Compensation Warrant, the Corporation at the Corporation's expense (but with payment by the Transferor of any applicable transfer taxes), will cause to be issued and delivered to or on the order of the Transferor thereof a new Broker Compensation Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of Units called for on the face or faces of the Broker Compensation Warrant so surrendered by the Transferor.


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8.    REPLACEMENT OF BROKER COMPENSATION WARRANT.

      On receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Broker Compensation Warrant and, in the case of any such loss, theft or destruction of this Broker Compensation Warrant, on delivery of an indemnity agreement and surety bond reasonably satisfactory in form and amount to the Corporation, the Corporation at the Holder's expense and Holder's payment of charges of the Corporation, will execute and deliver, in lieu thereof, a new Broker Compensation Warrant of like tenor.

9.    EXERCISE RESTRICTIONS.

      9.1 LIMITATION ON NUMBER OF SHARES ISSUABLE. Notwithstanding anything contained herein to the contrary, the rights represented by this Broker Compensation Warrant shall not be exercisable by the Holder and the Corporation shall not give effect to any such exercise, if and solely to the extent that after giving effect to such exercise, the Holder, together with any person or company acting jointly or in concert with the Holder with respect to the voting of voting securities of the Corporation (the "Joint Actors") would in the aggregate directly or indirectly own or exercise control or direction over the voting of that number of voting securities of the Corporation (not including shares subject to a warrant as to which no notice of exercise and corresponding payment has been delivered) that is 19.99% or greater of the total issued and outstanding voting securities of the Corporation after giving effect to such exercise.

      9.2 PROVISION OF HOLDER'S CERTIFICATE. Prior to exercising the rights represented by this Broker Compensation Warrant, the Holder shall provide the Corporation with a certificate stating the number of voting securities of the Corporation held by the Holder and its Joint Actors, if any, as of the date provided for in the exercise notice (the "Holder's Certificate") and the Corporation shall be entitled to rely on the Holder's Certificate in making any determinations regarding the total issued and outstanding voting securities of the Corporation to be held by the Holder and its Joint Actors, if any, after giving effect to the exercise. The execution of the Subscription Form by the Holder will suffice as the Holder's acknowledgement of compliance with such exercise limits as set forth in this Section 9.

10.   TRANSFER ON THE CORPORATION'S BOOKS.

      Until this Broker Compensation Warrant is transferred on the books of the Corporation, the Corporation may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.


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11.   NOTICES, ETC.

      All notices and other communications from the Corporation to the Holder of this Broker Compensation Warrant shall be delivered by ordinary surface or air mail, postage prepaid, addressed to the Holder or delivered at their respective address appearing on the register of Holders.

12.   MISCELLANEOUS.

      Notwithstanding any provision to the contrary contained in this Broker Compensation Warrant, no Securities will be issued pursuant to the exercise of this Broker Compensation Warrant if the issuance of such Securities may constitute a violation of the securities laws of any applicable jurisdiction. This Broker Compensation Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS BROKER COMPENSATION WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS BROKER COMPENSATION WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF CALIFORNIA OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA. The Holder and the Corporation shall submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. If any provision of this Broker Compensation Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Broker Compensation Warrant. The headings in this Broker Compensation Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

      IN WITNESS WHEREOF, the Corporation has executed this Broker Compensation Warrant as of the date first written above.

                                        PACIFIC ENERGY RESOURCES LTD.


                                        By:_____________________________________
                                           Kathleen MacInnes, Secretary


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